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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-07500) pertaining to the Denison International Stock Option Plan of our report dated February 8, 1999, with respect to the consolidated financial statements of Denison International plc included in its Annual Report on Form 20-F of Denison International plc for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP



Columbus, Ohio
March 25, 1999